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                                                                       EX 10.10


                                 EMPLOYMENT AGREEMENT
     This Employment Agreement (the "Agreement") is made as of this ___ day of July, 1996 (the "Commencement Date"), by and between KMC TELECOM INC., a New Jersey corporation with its principal place of business located at 1545 Route 206, Suite 300 Bedminster, N.J. 07921 ("KMC") and MICHAEL A. STERNBERG, an individual, residing at 834 Raintree Drive, Naperville, Illinois 60540 ("Mr. Sternberg").

                                  W I T N E S E T H:
     WHEREAS, KMC is engaged in, among other things, the development, licensing, design, financing, installation, marketing, sale and operation of voice/video/data communications systems including but not limited to competitive access provider systems (individually, a "Project", collectively
"Telecommunication Projects");

     WHEREAS, KMC believes that Mr. Sternberg has extensive experience and knowledge with respect to the development, licensing, design, marketing, sale, financing, installation and operation of Telecommunication Projects and further KMC believes that Mr. Sternberg will make a significant contribution in developing and maintaining KMC's business and desires Mr. Sternberg to be the President and Chief Executive Officer of KMC by, among other things, offering Mr. Sternberg the compensation and benefits package provided for herein; and

     WHEREAS, KMC desires to formalize the terms of employment of Mr. Sternberg, and Mr. Sternberg agrees to formalize the terms of his employment as hereinafter set forth and to supervise the development, licensing, design, marketing, sale, financing,


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installation and operation of Telecommunication Projects located primarily, but not exclusively, in cities within the contiguous forty-eight United States (the "Territory").

     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, KMC and Mr. Sternberg agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean any corporation, partnership or other business entity owned, controlled or in which Harold N. Kamine or his family has a substantial interest directly or indirectly which is engaged in Telecommunication Projects or which is a successor in interest to KMC, and for purposes hereof "substantial interest" shall mean the ownership of 15% or more of the equity interest in such entity.

     "Base Salary" shall have the meaning assigned to it in Section 4(a) of this Agreement.

     "Bonus Payment" shall have the meaning assigned to it in Section 4(c) of this Agreement.

     "Business" shall mean the business conducted by KMC in the past and on the date of execution of this Agreement, including business activities under review or in developmental stages, all other business activities which emanate therefrom by a reasonable expansion of the present activities of KMC, all business activities which may be developed by KMC during the Term, and all business activities now conducted by any Affiliate of KMC or which may be developed by such Affiliate, during the term of this Agreement, as reasonable expansions of their present activities.

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     "Business Plan" shall mean KMC's business plan with respect to the full scale development of competitive access provider network(s) and other Telecommunication Projects.

     "CAP Project" shall have the meaning assigned to it in Section 4(c).

     "Commencement Date" shall mean the date of this Agreement, as stated in the preamble on page 1.

     "Companies" shall have the meaning assigned to it in Section 2(c).

     "Employment Year" shall mean each twelve-month period during which Mr. Sternberg is employed hereunder commencing on the Commencement Date.

     "Project" shall have the meaning assigned to it in the first whereas paragraph.

     "Subject Matter" shall have the meaning assigned to it in Section 3(e).

     "Telecommunication Projects" shall have the meaning assigned to it in the first WHEREAS paragraph.

     "Term" shall mean the term of employment of Mr. Sternberg under this Agreement.

     "Territory" shall have the meaning assigned to it in the third WHEREAS paragraph.

          Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

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     2.        EMPLOYMENT AND DUTIES.

          (a) Employment and Term. KMC hereby agrees to employ Mr. Sternberg, and Mr. Sternberg hereby agrees to be employed by KMC, upon the terms and conditions set forth herein. The Term of Mr. Sternberg's employment hereunder shall commence as of the Commencement Date and, except as otherwise provided in this Agreement, shall continue for a period of three (3) consecutive years and end on July 29, 1999, subject to extension thereafter as provided in Section 2(b), below.

          (b) Extension of Term of Employment. If Mr. Sternberg's employment hereunder has not previously been terminated in accordance with Section 9 hereof, then KMC shall have the sole and absolute right to extend the Term of Mr. Sternberg's employment hereunder, on the terms and conditions set forth herein for a further period of two (2) years, by written notice to Mr. Sternberg delivered within ninety (90) days of the end of the Term.

          (c) Duties. KMC shall employ Mr. Sternberg as President and Chief Executive Officer of KMC. As President and Chief Executive Officer, Mr. Sternberg shall have the responsibility and authority to

               (i) supervise and administer the development, marketing, sales, financing, installation and operation of Telecommunication Projects, including without limitation, CAP Projects to corporations or other entities (such corporations, together with such other entities, being herein referred to as the "Companies"),

               (ii) provide such customary services with respect to offering and promoting the Business to Companies,

                                       4

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               (iii) assist in identification and introduction of Companies and strategic business partners and joint ventures to KMC,

               (iv) assist KMC, if required, in obtaining the execution by Companies, acceptable to KMC, of binding, written commitments indicating that such Companies will serve as joint venture partners of Project, provided that any necessary requirements are met so that Project can be successfully financed and built,

               (v) supervise and administer all aspects of the Business with a view to meeting KMC's short-term and long-term targets, including, but not limited to (A) the management of all operations and personnel relating to the Business, (B) the review, approval and recommendation of areas for modification in the current Business Plan, and the preparation and presentation of a revised Business Plan for each fiscal year not later than ninety (90) days prior to the beginning of such fiscal year, and (C) the development of the Business as it relates to KMC and its Affiliates or its joint venturers, in accordance with the Business Plan, as amended from time to time,

               (vi) perform such other duties as are usually attendant upon the President and CEO of a corporation in the performance of the foregoing services, and
               (vii) assist in the raising of debt or equity capital for KMC.

          (d) Performance of Services. During the term of his employment hereunder, Mr. Sternberg shall

               (i) perform faithfully the responsibilities assigned to him hereunder to the best of his ability,

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               (ii) devote his full and undivided business time, other than during vacations taken in accordance with KMC's established policies, to the performance of such responsibilities,

               (iii) not engage, without the prior written approval of KMC, in any other business activities, other than (A) personal investment activities which are not in competition with the Business and in which Mr. Sternberg is not in any managerial or active role and (B) for a period not exceeding ninety (90) days after the Commencement Date, individual consulting projects commenced prior to the Commencement Date, provided that such consulting activities are not performed for entities in competition with the Business or interfere with Mr. Sternberg's duties as President and Chief Executive Officer of KMC, and

               (iv) if requested by KMC, perform the responsibilities assigned to him hereunder or related services for the benefit of joint venturers or subsidiaries of KMC to the best of his ability. Notwithstanding anything to the contrary contained in this Agreement, nothing shall prevent the Board of Directors of KMC from reasonably supervising the manner of performance of such responsibilities by Mr. Sternberg.

          (e) Services to KMC and/or its Subsidiaries. During the Term of this Agreement, it is understood that Mr. Sternberg may be requested from time to time to provide assistance or consultative or other services to, or to act temporarily as an executive of a subsidiary of KMC other than (and in addition to) KMC. Mr. Sternberg shall perform such services and, if elected as an officer or director of any such other company, shall hold such office (and discharge its duties) without additional compensation other than the compensation set forth in this Agreement.

                                       6

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          (f)       Place of Employment.  The principal place of employment of
Mr. Sternberg shall be Bedminster, New Jersey. It is however distinctly understood and agreed that Mr. Sternberg may be required, in connection with the performance of his duties, to work from time to time at other locations designated by the Board of Directors of KMC to carry out Mr. Sternberg's duties as President and Chief Executive Officer. When required to travel to and/or spend time at such other locations, Mr. Sternberg's reasonable and customary traveling and temporary living expenses shall be reimbursed to him by KMC, upon his submittal of detailed written vouchers, supported by appropriate documentation in accordance with the general reimbursement policies of KMC with respect to executive officers.

     3.  EXCLUSIVITY OF SERVICE; CONFIDENTIAL INFORMATION; UNIQUE SERVICES.

          (a)  Exclusive Service.  During the Term and for a period of eighteen
(18) months after the date of termination of Mr. Sternberg's employment hereunder, Mr. Sternberg shall not (i) directly or indirectly, as an employee, agent, manager, director, officer, stockholder, partner or otherwise, own, manage, operate, control, be employed by, participate in or be connected in any manner whatsoever with the ownership, management, operation or control of any business in competition with activities in which KMC, is engaged, (ii) solicit from any Company, or any division, department or subsidiary of any Company, or any individual employed by any of the foregoing, any business relating to services similar to the services which were performed by KMC, its joint venturers or Affiliates for such Company during Mr. Sternberg's employment by KMC or (iii) request or cause any Company to cancel or terminate any business relationship with KMC, its joint

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venturers or Affiliates, or directly or indirectly solicit or otherwise cause any employee to terminate such employee's relationship with KMC, its joint venturers or Affiliates.

          (b)  Invalidity.  If any portion of the restrictions set forth in
Section 3(a) hereof should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

          (c) Reasonable Scope and Time Limitation. Mr. Sternberg acknowledges and declares that the scope and time limitations set forth in Section 3(a) are reasonable and customary, and properly required for the adequate protection of the Business of KMC, its joint venturers, Affiliates and employees. In the event any such scope or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Mr. Sternberg agrees to the reduction of said scope or time limitation or such scope or period which said court shall have deemed reasonable.

          (d) Claim not a Defense. The existence of any claim or cause of action by Mr. Sternberg against KMC other than under this Agreement shall not constitute a defense to the enforcement by KMC of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

          (e) Disclosure of Subject Matter. Mr. Sternberg shall promptly and fully disclose to KMC, and with all necessary detail for development, marketing, sale and installation, any and all know-how, discoveries, inventions, improvements, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written by Mr. Sternberg (whether or not at the request or upon the suggestion of KMC) during the Term, solely or jointly with others, in or relating to

                                       8

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any activities of KMC or an Affiliate known to Mr. Sternberg as a consequence of his employment (collectively referred to herein as the "Subject Matter").

          (f) Assignment of Rights in Subject Matter. Mr. Sternberg hereby assigns and transfers, and agrees to assign and transfer, to KMC, all right, title and interest in and to the Subject Matter, and Mr. Sternberg further agrees to execute, acknowledge and deliver all such further papers, including applications for copyrights and patents, as may be necessary to obtain copyrights or patents for any thereof in any and all countries and to vest title thereto to KMC. Mr. Sternberg shall assist KMC in obtaining such copyrights or patents during the period of this Agreement and any time thereafter and to testify in any prosecution or litigation involving any of the Subject Matter.

          (g) Confidential Information. Mr. Sternberg shall not, during the period of this Agreement, or at any time thereafter, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any trade-secrets or confidential information acquired by him during the course of or as an incident to the employment hereunder, relating to KMC, its officers or directors, any Company which Mr. Sternberg has knowledge of or dealt with in the course of his employment by KMC, or any joint venture or Affiliate of KMC, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but is not limited to, the Subject Matter as well as information relating to agreements, research, methods, writings, manuals, developments, marketing and any other document embodying such confidential information. Confidential information shall not include any information that
(i) is in the public domain other than by reason of a breach hereof; or (ii) was in the possession of Mr. Sternberg at the time of the disclosure; or (iii)

                                       9

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was obtained by Mr. Sternberg in good faith from a third party entitled to disclose it; or (iv) was required to be disclosed by a court of competent jurisdiction or a governmental authority with authority over KMC, in which case Mr. Sternberg shall use his best efforts, prior to such disclosure, to give timely notice of such requirement to the Board of Directors of KMC, which shall have the right to object to such disclosure or seek confidential treatment of the Confidential Information.

          (h) Client Lists; Return of Confidential Information. All names of actual or potential clients which have been solicited or are on any mailing lists, rolodex, files or directories in the possession or under the control of Mr. Sternberg, and all information and documents relating to KMC or its joint venturers or Affiliates, shall be the exclusive property of KMC, and Mr. Sternberg shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Mr. Sternberg's employment with KMC, all names of actual or potential customers, documents, records, reports, writings and other similar documents containing confidential information, or trade-secrets including copies thereof, then in Mr. Sternberg's possession or control shall be promptly returned to KMC.

          (i) Remedies. Mr. Sternberg and KMC recognize that the services to be rendered hereunder are of a special, unique, unusual, extraordinary and intellectual character involving a high degree of skill and having a peculiar value, the loss of which may cause KMC immediate and irreparable harm which cannot be adequately compensated in damages. In the event of a breach or threatened breach by Mr. Sternberg of this Agreement, Mr. Sternberg consents that KMC shall be entitled to injunctive relief, both preliminary and permanent, without bond, and Mr. Sternberg will not raise the defense that KMC has an adequate remedy at law. In addition, KMC shall be entitled to any other legal or equitable

                                       10

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remedies as may be available under law.  The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

          (j) Survival. The provisions of this Section 3 shall survive the termination of Mr. Sternberg's employment for a period of eighteen (18) months for any reason whatsoever and whether or not specifically set forth or contemplated by this Agreement.

     4. COMPENSATION. As compensation for services rendered during the Term, KMC shall pay, or cause to be provided, to Mr. Sternberg the following amounts and benefits:

          (a) Base Salary. The sum of $16,666.67 for each full calendar month from the Commencement Date through the date of termination of Mr. Sternberg's employment, such sum, when paid for a full calendar year, shall be $200,000 (the "Base Salary").

          (b) Payments of Base Salary. Payments made by KMC to Mr. Sternberg pursuant to Section 4(a) hereof shall be divided into and paid in equal consecutive bi-weekly installments in accordance with KMC's standard payroll practices, as such practices may be amended from time to time.

          (c) Bonus. In addition to the Base Salary, KMC shall pay Mr. Sternberg, the sum of $25,000 for each city in which a Project involving the development, licensing, design, marketing, sale, financing, installation and operation of a competitive access provider network (a "CAP Project") is successfully completed (the "Bonus Payment"), which shall be payable as follows:

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               (i) $12,500 after satisfactory completion of construction of a
CAP Project, it being agreed that construction of each CAP Project shall be considered satisfactorily completed when all backbone fibers are carrying light and are ready for customer use, and

               (ii) $12,500 when recurring revenues for such CAP Project are equal to eighty percent (80%) of the projected first month's revenues as stated in the Business Plan.

          (d) Compensation upon Termination. Notwithstanding anything to the contrary contained herein:

               (i) in the event KMC shall terminate Mr. Sternberg's employment hereunder in accordance with Section 8(b) hereof, then, effective on the date of such termination, all compensation previously payable to Mr. Sternberg shall cease and under no circumstance whatsoever shall Mr. Sternberg be entitled to receive any Bonus Payment hereunder;

               (ii) in the event KMC shall terminate Mr. Sternberg's employment hereunder in accordance with Section 8(a) hereof, then, as of the date of such termination, Mr. Sternberg shall be entitled to (A) all accrued Base Salary to the date of such termination, (B) all unreimbursed expenses in accordance with
Section 5(c), (C) the Bonus Payment, if any, in accordance with Section 4(c) hereof, as of the day immediately preceding the date of such termination, (D) severance payment in an amount equal to the annual Base Salary and (E) COBRA payments for insurance continuation for a period of one year after the date of such termination within seven (7) days of termination.

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     5.   FRINGE BENEFITS.

          (a) Short Term Benefits. KMC shall reimburse. Mr. Sternberg for all reasonable and documented expenses actually incurred by Mr. Sternberg in relocating from his residence located at 834 Raintree Drive, Naperville, Illinois to a new address in order to assume his duties at the principal place of business of KMC in Bedminster, New Jersey, including real estate broker's commissions and other closing costs in respect of Mr. Sternberg's old and new residence. In addition, for a period of not more than six (6) months after the Commencement Date, KMC shall provide Mr. Sternberg a furnished apartment at a mutually agreed upon location.

          (b) Additional Benefits. KMC shall provide the following additional benefits to Mr. Sternberg during the Term:

               (i) participation, on terms and conditions at least equal with all other employees of KMC, in (A) any stock option plan KMC adopts, provided that such stock option plan shall provide that Mr. Sternberg shall have the right to purchase at least 40,000, but, in any event, not less than four percent (4%), of KMC's outstanding shares of stock at the prices and during the periods set forth in Exhibit 1 hereto, (B) KMC's 401(k) plan for salaried employees of KMC, subject to any eligibility requirements thereof, and (C) KMC's group life, medical, dental, hospitalization or accident/disability insurance plans and health programs, but in all events, subject to applicable terms of the plans, and (D) and any other benefits accorded a comparable employee of KMC;

               (ii) two weeks vacation and one week illness allowance with pay in each Employment Year comparable to that afforded other executives of KMC and its Affiliates. In the event KMC's vacation policy is modified then Mr. Sternberg will be

                                       13


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entitled to any increase in vacation such modification provides. There will be no carryover of unused vacation time or pay from year to year. Mr. Sternberg shall also be entitled to all holiday privileges regularly observed by KMC during the Term; and

               (iii) the use of a leased automobile, including lease payments.

          (c) Reimbursement for Expenses. KMC shall pay or reimburse Mr. Sternberg for all reasonable and proper expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement in accordance with the policies and procedures established by KMC from time to time. Except as otherwise specifically provided for in this Agreement, as part of such policies and procedures, the Board of Directors of KMC may from time to time require prior approval for individual expense items in excess of pre-established aggregate amounts for a fixed period or in excess of pre-established amounts for any type of expenditure during any fixed period. Mr. Sternberg will incur expenses in accordance with such policies and procedures both as to the nature and amount of such expenses.

     6.   KEY MAN LIFE POLICY; DEATH AND DISABILITY BENEFITS.

          (a) Key Man Policy. Separate and apart from any life insurance policy provided by KMC for the benefit of Mr. Sternberg pursuant to Section 5(b)(i), KMC shall be permitted to maintain a "key man life insurance policy", in such amount and on such terms as KMC shall in its sole discretion determine, on the life of Mr. Sternberg for so long as this Agreement remains in effect. Any proceeds from any such "key man" policy shall be payable solely to KMC; Mr. Sternberg, his heirs, assigns and beneficiaries shall have no

                                       14

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rights with respect thereto.  Mr. Sternberg confirms that he is in good health and therefore has no reason to believe that such insurance will not be available at standard rates.

          (b) Death Benefits. If Mr. Sternberg dies during the term of this Agreement, KMC shall, promptly after his death, pay to his designated beneficiary or, if none, his estate (i) all accrued and unpaid Base Salary due under Section 4(a) for that portion of the term of his employment hereunder through the date of death, (ii) all unreimbursed expenses due under Section 5(c) hereof, (iii) any Bonus Payment due under Section 4(c) hereof and (iv) any insurance proceeds received by KMC under any life insurance policy maintained for the benefit of Mr. Sternberg pursuant to Section 5(b)(i).

          (c) Disability Benefits. If, during the term of his employment hereunder, Mr. Sternberg becomes incapable of performing the responsibilities contemplated herein (as confirmed by competent medical evidence reasonably acceptable to KMC), KMC shall continue to pay to Mr. Sternberg the compensation due under Section 4 for the first three months of such incapacity. At its option, KMC may, after the end of such three-month period, continue or extend, as the case may be, the term of Mr. Sternberg's employment hereunder by continuing to pay all compensation under this Agreement, or, at the end of such three-month period or at any time thereafter, terminate the term of Mr. Sternberg's employment hereunder by paying to Mr. Sternberg (i) all accrued and unpaid compensation due under Section 4 for that portion of the term of his employment hereunder through the date of termination and (ii) all unreimbursed expenses due under Section 5 hereof. Mr. Sternberg hereby agrees to submit to any medical examination or examinations as may be reasonably recommended by KMC for the purpose of determining the existence or absence of such incapacity. Nothing in this Agreement shall impair Mr. Sternberg's rights, if any, to

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disability benefits under any disability plan or program of KMC in which Mr.
Sternberg is a participant.

     7.   REPRESENTATIONS AND WARRANTIES BY MR. STERNBERG.

     (a) No Prohibitions under Other Agreements. Mr. Sternberg hereby represents and warrants, the same being part of the essence of this Agreement that, as of the Commencement Date, he is not a party to any agreement, contract or understanding, and that no facts or circumstances exist which would in any way restrict or prohibit him from undertaking or performing any of his obligations under this Agreement. The foregoing representation and warranty shall remain in effect throughout the Term.

     (b)  Achievability of Business Plan.   Mr. Sternberg further represents and
warrants that he has read the Business Plan, believes it to be reasonable and achievable, has participated in its finalization, and understands that he is responsible for achieving the targets set forth therein.

     8.   TERMINATION OF EMPLOYMENT.

          (a) Termination Without Cause. KMC may terminate this Agreement at any time without cause upon ninety (90) days notice to Mr. Sternberg. In such event, Mr. Sternberg shall continue to render his services hereunder, and shall be paid his regular compensation up to the date of termination and be entitled to receive the payments set forth in Section 4(d)(ii) hereof; provided, however, if, during such ninety (90) day period, Mr. Sternberg shall fail to perform the services required of him pursuant to this Agreement, KMC may, at its option, elect to terminate Mr. Sternberg's employment immediately. In such event, Mr. Sternberg shall cease to be an employee of KMC on the date that KMC elects to terminate Mr. Sternberg in accordance with this Section 8.

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          (b)  Termination for Cause.  KMC shall have the right to terminate the term of Mr. Sternberg's employment hereunder for cause. For the purposes of this Agreement, the term "cause" shall mean:

               (i) misappropriation of corporate funds or other acts of fraud or dishonesty by Mr. Sternberg;

               (ii) Mr. Sternberg's willful refusal to perform, or gross
                    negligence in connection with, his responsibilities under
                    Section 2 hereof;

               (iii)     Mr. Sternberg's breach of (A) any of the covenants or
                    agreements contained in Section 3 hereof, or (B) the representations and warranties contained in Section 7(a) hereof; and

               (iv) Mr. Sternberg's being convicted of a felony.

          (c) Maximum Liability. In the event Mr. Sternberg's employment hereunder shall be terminated for reasons not expressly contemplated by this Agreement then it is expressly understood and agreed that the maximum liability for compensation owing by KMC to Mr. Sternberg shall be all accrued and unpaid Base Salary pursuant to Section 4(a), any earned but unpaid Bonus Payment pursuant to Section 4(c) and any unreimbursed expenses pursuant to Section 5(c), in each case, to the date of such termination.

     9. ASSIGNABILITY. The obligations of Mr. Sternberg hereunder are personal and may not be assigned or transferred by him to any person or entity in any manner whatsoever. This Agreement may be assigned by KMC to any parent, subsidiary or Affiliate of KMC or any person, firm or corporation which succeeds to the business of

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KMC, if the obligations of KMC hereunder are expressly assumed by, and shall be binding upon, the assignee or successor, and the assignee or successor is or will then be engaged in the Business.

     10. ARBITRATION. Except as otherwise provided in Sections 3(b) or 3(c) hereof, any controversy or claim arising out of or relating to this Agreement or any breach thereof shall be settled by 3 arbitrators in Bedminster, New Jersey, or such other place in New Jersey as the parties hereto shall agree, in accordance with the rules then promulgated by the American Arbitration Association. Judgment upon any award rendered may be entered in any court having jurisdiction thereof.

     11. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the entire agreement of KMC and Mr. Sternberg with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by both parties. No failure or delay of KMC in exercising any power or right under this Agreement shall operate as a waiver hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

     12. NOTICES. Any notice or request required or permitted to be given hereunder shall be deemed to have been properly given if it is given in writing and is delivered personally or sent by registered mail, return receipt requested. If to Mr. Sternberg, such notice shall be sent to his new address, which he will make known to KMC

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by notice similarly given.  If to KMC, such notice shall be directed to the attention of Harold N. Kamine at the address of KMC set forth in the first paragraph hereof. In addition to notice to KMC, Mr. Sternberg shall also deliver or send a copy of any notice to KMC to Alan M. Epstein, Esq., Kelley Drye & Warren, LLP. 101 Park Avenue, New York, New York 10178.

     13. SEVERABILITY. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, KMC and Mr. Sternberg hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect; provided that any final decision of any court of competent jurisdiction in the State of New Jersey that is not subject to appeal with respect to Section 3 shall be binding on the parties in all jurisdictions.

     14. GOVERNING LAW. This Agreement shall in all respects be governed by, and construed, interpreted and enforced in accordance with, the law (excluding principles of conflicts of law to the extent application thereof would result in the application of the laws of another jurisdiction) of the State of New Jersey.

     15. COUNTERPARTS. This Agreement may be executable in counterparts, each of which, for all purposes, shall be deemed an original.

     IN WITNESS WHEREOF, KMC has caused this Agreement to be signed by its duly authorized officer and Mr. Sternberg has signed this Agreement, each as of the day and year first above written.

EMPLOYEE                        EMPLOYER
--------                        --------

/s/ Michael A. Sternberg        KMC TELECOM INC.
------------------------
Michael A. Sternberg
                         By:
                             ---------------------------------

                         Title: Vice President
                                ------------------------------

                                    Exhibit 1

                                                       Number of Shares    Option
                                                          of Common         Price
          Employment Year          Date Option Vests    Stock Vested      Per Share
          ---------------          -----------------   -----------------  ---------
 July 29, 1996 to July 29, 1997         --                       0           --
 July 29, 1997 to July 29, 1998      July 29, 1997           5,000          $50
 July 29, 1998 to July 29, 1999      July 29, 1998          15,000         $200
 July 29, 1999 to July 29, 2000      July 29, 1999          15,000         $300
 July 29, 2000 to July 29, 2001      July 29, 2000           5,000         $500